SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON D.C. 20549

                                FORM 8-K

                             CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) - October 7,
1997




                  NORTH  FORK BANCORPORATION, INC.
       (Exact name of Registrant as specified in its charter)




            Delaware			           1-10458		           36-3154608
(State or other jurisdiction	   	(Commission		       (IRS Employer
       of incorporation)		     	  File Number)		    Identification No.)




                  275 Broad Hollow Road
                   Melville, New York		               	11747
        (Address of principal executive offices)		  (Zip Code)


                     Registrant's telephone number, including
                      area code:	        (516) 844-1004

ITEM 5.  OTHER EVENTS
  On October 7, 1997, North Fork Bancorporation, Inc., a Delaware corporation (the "Registrant"), announced that it had entered into an Agreement and Plan of Merger, dated October 7, 1997 (the "Merger Agreement"), with New York Bancorp Inc. ("NYB"), a Delaware corporation and a savings and loan holding company for its subsidiary, Home Federal Savings Bank. The Merger Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of NYB (subject to certain exceptions) will be converted into the right to receive
1.19 newly issued shares of the Registrant's common stock. Consummation of the Merger is subject to a number of conditions, including, but not limited to, (i) the approval of the Merger Agreement and the Merger by stockholders of both the Registrant and NYB and (ii) the receipt of certain regulatory approvals.
In connection with the Merger, the Registrant entered into a Stock Option Agreement, dated as of October 7, 1997, with NYB, pursuant to which New York Bancorp granted the Registrant an option (the "Option") to purchase up to 19.9% (subject to adjustments as set forth therein) of NYB's outstanding shares at a purchase price of $30.50 per share. The Option will become exercisable upon the occurrence of certain events, none of which have occurred as of October 7, 1997.


	The press release issued by the Registrant with respect to the announcement of the transaction described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety. Also attached hereto as Exhibit 99.2 and incorporated herein by reference are certain projections to be made by the Registrant in connection with a presentation to be given by the Registrant to investment analysts on October 8, 1997.


	The press release and the portions of the analyst presentation incorporated herein by reference contains forward looking statements with respect to the financial condition, results of operations and business of the Registrant and, assuming the consummation of the merger, a combined Registrant/NYB ("Combined Registrant") including statements relating to: (a) the cost savings and accretion to reported earnings that will be realized from the Merger;  (b)  the impact on revenues of the Merger, and
(c)  the restructuring charges expected to be incurred in
connection with the Merger.  These forward looking statements involve certain risk and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the
following possibilities:  (1)  expected cost savings from the
Merger cannot be fully realized within the expected time frame;
(2) revenues following the merger are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of the Registrant and NYB are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which the Combined Registrant will be doing business, are less favorable than expected; or (7) legislation or regulatory requirements or changes adversely affect the businesses in which the Combined Registrant would be engaged.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS


(a)	Financial Statements of the Business Acquired.
	Not Applicable


(b)	Pro Forma Financial Information
	Not Applicable

(c)	Exhibits

		99.1	Press Release dated October 7, 1997

		99.2	Portions of the Analyst Presentation

SIGNATURE


	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	October 8, 1997








					NORTH FORK BANCORPORATION, INC.


					By:   /s/  Daniel M. Healy


     			        Daniel M. Healy
					        Executive Vice President and
  			        Chief Financial Officer

EXHIBIT 99.1



FOR IMMEDIATE RELEASE				Contact:	North Fork Bancorp
                         									Daniel M. Healy
         									                Executive Vice President &
									                        	Chief Financial Officer
                         									(516) 298-5000



                         									New York Bancorp, Inc.
									                         Michael A. McManus, Jr.
									                         President
									                         (718) 631-8100







	NORTH FORK BANCORPORATION, INC. TO ACQUIRE
	NEW YORK BANCORP, INC. IN A COMMON STOCK TRANSACTION
	VALUED AT APPROXIMATELY $800 MILLION



	Melville, N.Y. - October 7, 1997 - North Fork Bancorporation, Inc. (NYSE: NFB) and New York Bancorp, Inc. (NYSE: NYB) jointly announced today that they have signed a definitive merger agreement whereby North Fork would acquire New York Bancorp in a stock-for-stock merger valued at approximately $800 million.
New York Bancorp is the parent of Home Federal Savings Bank.
Under terms of the agreement, each share of New York Bancorp will be converted into North Fork common stock at a fixed exchange ratio of 1.19 shares of North Fork for each share of New York Bancorp. Approximately 26 million shares of North Fork stock will be issued in the transaction which will be a tax-free reorganization and accounted for as a pooling-of-interests.
This exchange ratio was based upon the price of North Fork's stock utilizing its price on October 6, 1997 of $31.25. The merger is expected to close in March 1998, following the receipt of all regulatory approvals and approval by the shareholders of both companies. Due diligence by both companies has been completed. The agreement provides that North Fork receives an option to acquire up to 19.9% of New York Bancorp's outstanding shares at $30.50 per share should certain events occur.


	New York Bancorp has total assets of $3.3 billion, deposits of $1.7 billion and stockholders' equity of $167 million at June
30, 1997. It presently operates through 30 locations throughout the New York metropolitan areas of Brooklyn, Queens, Nassau,
Staten Island, Suffolk and Westchester. It earned $37.3 million or $1.63 per share for a return on average equity and assets of 31.08% and 1.61%, respectively for the nine-month period ended
June 30, 1997.

	Following the merger, North Fork will have approximately $10 billion in assets, $6.3 billion in deposits and shareholders' equity of $800 million. "This is a classic acquisition for our company, providing simple cost savings opportunities within our existing footprint, while at the same time accessing the coveted Brooklyn deposit market. Based on our prior experiences, we fully expect that our estimates for cost savings and revenue enhancement will be substantially realized in a timely manner," stated John Adam Kanas, Chairman, President and Chief Executive Officer of North Fork Bancorporation, Inc.

	Based upon the synergies anticipated North Fork believes that the merger will be accretive to shareholder earnings in 1998 and range from $.15 to $.20 per share of accretion in the full year
1999.

	Mr. Patrick E. Malloy, III, Chairman of the Board of New York Bancorp Inc., stated, "The combination of our two highly profitable banking organizations will provide North Fork with the critical mass necessary to significantly improve its competitive position in the markets we serve. It also gives the shareholders of New York Bancorp an excellent opportunity to benefit from the expected enhanced value of their holdings."

	North Fork plans an analyst conference call for Wednesday, October 8, 1997 at 3:00 P.M. EDT, to elaborate on the strategic rationale and financial implications of the acquisition. The telephone number to call in the United States is 800-288-8975.
An international telephone number is also available for this conference. The international telephone number is 612-332-0718.

	This press release contains certain forward looking statements with respect to the financial condition, results of operations and business of North Fork following the consummation of the merger that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the possibility that anticipated cost savings and revenue enhancements might not be realized and that adverse general economic conditions or adverse interest rate environment could develop. North Fork's current report on Form 8K filed on or about October 7, 1997 discloses more fully these factors.

	North Fork Bancorporation, Inc., with total assets of $6.8 billion, deposits of $4.6 billion and stockholders' equity of $539 million, is the holding company for North Fork Bank, which operates 80 branches in the New York metropolitan area.

EXHIBIT 99.2


PRO FORMA HIGHLIGHTS
June 30, 1997


                                        	  North Fork 	   New York 	  Pro Forma
($ in millions, except per share amounts) 	Bancorp. * 	   Bancorp 	   Combined

Assets 	                                      $6,817 	      $3,284 	    $10,100
Investments 	                                 $2,940       	$1,190      	$4,120
Loans, net 	                                  $3,556       	$2,024 	     $5,580
Deposits 	                                    $4,580       	$1,700      	$6,280
Capital 	                                       $639         	$167        	$800
Goodwill 	                                       $98           	$0         	$98
Leverage Ratio 	                               8.13%        	5.08%       	7.00%
Stated Book Value                             	$8.01        	$7.73       	$7.43
Tangible Book Value 	                          $6.50        	$7.73       	$6.35
Market Capitalization ** 	                    $2,102         	$800      	$2,935

*  Includes the effect of the pending acquisition of Branford
Savings Bank

** Using 10/7/97 Market Prices for NFB and the Exchange Ratio for NYB Common Stock







COST SAVINGS

($ in millions) 	                        Expected Savings
Salaries and Benefits                     	$15.0 million
Occupancy & Equipment                      	$3.5 million
Other Operating Expense                    	$6.5 million
    Total Savings                         	$25.0 million


% of New York Bancorp Non-Interest Expense   	50%


Estimated After-tax Merger & Restructuring Charge of $34 million


ACCRETIVE TO NFB EARNINGS
Mean of IBES Analyst Projections

                                            	Pro Forma   	   1998 	        1999
(in million except per share amounts) 	         Shares 	 Earnings (b) 	Earnings
North Fork EPS 	                                               	$1.98    	$2.18


North Fork Base Net Income                       	67.6        	$133.8   	$147.2
NYB Base Net Income                              	27.6         	$51.5    	$56.7
Cost Savings after tax (a) 	                                   	$11.4    	$15.3
Revenue Enhancements after tax:
    Additional Service Charge Income 	                          	$1.5     	$2.0
    Increase in Fee Income 	                                    	$1.0     	$1.4
    Demand Deposit Generation 	                                 	$2.5     	$3.3
      Pro Forma Revenue Growth 	                                	$5.0     	$6.7


TOTAL                                           	95.2         	$201.7   	$225.9


Pro Forma EPS 	                                                	$2.12    	$2.37
    Accretion - $ 	                                            	$0.14    	$0.19
    Accretion - % 	 	                                              7%     	8.7%


(a) Assumes cost savings are phased in 75% and 100% in 1998 and 1999, respectively.

(b) Excludes the effect of the restructure charge anticipated in the first quarter of 1998.
